                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 12, 2003


                               WAM Acquisition GP, Inc.
                                  for itself and as general partner of
                                  LIBERTY WANGER ASSET
                                  MANAGEMENT, L.P.



                               By:  /s/ Bruce H. Lauer
                                    ----------------------------------------
                                        Bruce H. Lauer
                                        Senior Vice President and Secretary




                               LIBERTY ACORN TRUST



                               By:  /s/ Bruce H. Lauer
                                    ----------------------------------------
                                        Bruce H. Lauer
                                        Vice President, Treasurer and
                                        Secretary

                              Page 10 of 10 pages